As filed with the Securities and Exchange Commission on March 2, 2015

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1718923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700

Herndon, VA 20170

(703) 480-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Bachmann

President, Chief Executive Officer and Acting Chief Financial Officer

Continental Building Products, Inc.

12950 Worldgate Drive, Suite 700

Herndon, VA 20170

(703) 480-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman

Peter W. Wardle

Gibson, Dunn & Crutcher LLP

2100 McKinney Ave., Suite 1100

Dallas, TX 75201

tel: (214) 698-3100

fax: (214) 571-2900

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	22,489,250	$18.82	$423,247,685	$49,182

(1)	Pursuant to the terms of a Registration Rights Agreement between the registrant and LSF8 Gypsum Holdings, L.P., dated February 5, 2014, the registrant is registering for resale a total of 22,489,250 shares of common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of a share of common stock on the New York Stock Exchange on February 24, 2015, which was $18.82.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 2, 2015

Continental Building Products, Inc.

22,489,250 Shares

Common Stock

The selling stockholder identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 22,489,250 shares of our common stock. You should carefully read this prospectus and any accompanying prospectus supplement before you decide to invest in any of these securities.

The distribution of the common stock by the selling stockholder may be effected from time to time by a variety of methods, including:

•	in underwritten public offerings;

•	in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;

•	to or through brokers or dealers who may act as principal or agent; or

•	in one or more negotiated transactions at prevailing market prices or negotiated prices.

The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling stockholder may dispose of the shares covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “CBPX.” We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are therefore subject to reduced public company reporting requirements. On February 27, 2015, the last reported sales price of a share of our common stock on the New York Stock Exchange was $20.86.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell certain shares of our common stock in one or more offerings. When the selling stockholder sells shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as the information incorporated in this prospectus or the accompanying prospectus supplement by reference. See “Incorporation of Certain Information by Reference.” Any information in any accompanying prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement.

On August 30, 2013, substantially all of the assets and liabilities related to our business were acquired from Lafarge North America Inc., or Lafarge, which we refer to as the Acquisition. Prior to the Acquisition, we operated as the gypsum division of Lafarge. See “Company Overview—Our History.” As used in this prospectus and any accompanying prospectus supplement, unless the context otherwise indicates, references to “our,” “we,” “us,” the “Company” and “our business” (i) for periods prior to the completion of the Acquisition, refer to the gypsum division of Lafarge and (ii) for periods after completion of the Acquisition refer to Continental Building Products, Inc., in each case together with its consolidated subsidiaries. We are a holding company controlled by Lone Star Fund VIII (U.S.), L.P. and have a relatively short operating history as a stand-alone company. As used in this prospectus and any accompanying prospectus supplement, unless the context otherwise indicates, references to “Lone Star” refer to Lone Star Fund VIII (U.S.), L.P. along with its affiliates and associates (excluding us and other companies that it or they own as a result of their investment activities).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or any document incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are subject to the safe harbors created thereby. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity, capital resources and other financial and operating information. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements in this prospectus. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	cyclicality in our markets, especially the new residential construction market;

•	the highly competitive nature of our industry and the substitutability of competitors’ products;

•	disruptions in our supply of synthetic gypsum due to regulatory changes or coal-fired power plants ceasing or reducing operations or switching to natural gas;

•	changes to environmental and safety laws and regulations requiring modifications to our manufacturing systems;

•	potential losses of customers;

•	changes in affordability of energy and transportation costs;

•	material disruptions at our facilities or the facilities of our suppliers;

•	disruptions to our supply of paperboard liner, including termination of the RockTenn contract;

•	changes in, cost of compliance with or the failure or inability to comply with governmental laws and regulations, in particular environmental regulations;

•	our involvement in legal and regulatory proceedings;

•	our ability to attract and retain key management employees;

•	disruptions in our information technology systems;

•	labor disruptions;

•	the seasonal nature of our business;

•	the effectiveness of our internal controls over financial reporting;

•	increased costs and demands on management as a public company;

•	our lack of public company operating experience;

•	our relationship, and actual and potential conflicts of interest, with Lone Star; and

•	the other matters described in “Risk Factors” in this prospectus, any accompanying prospectus supplement and in our SEC filings incorporated by reference and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in our SEC filings incorporated by reference.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and any document incorporated by reference are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those described in “Risk Factors” in this prospectus, any accompanying prospectus supplement and any document incorporated by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus any accompanying prospectus supplement and any document incorporated by reference speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Industry and Market Data

Market data and industry forecasts appear throughout this prospectus, any accompanying prospectus supplement or any document incorporated by reference. Unless otherwise indicated, statements in this prospectus, any accompanying prospectus supplement or any document incorporated by reference concerning our industry and the markets in which we operate, including our general expectations, competitive position, business opportunity and market size, growth and share, are based on information obtained from periodic industry publications, government surveys, including from the U.S. Census Bureau, and other third-party sources, such as reports published by the Gypsum Association.

Management estimates are derived from the information and data referred to above, as well as our internal research, calculations and assumptions made by us based on our analysis of such information and data and our knowledge of our industry and markets, which we believe to be reasonable, although they have not been independently verified. While we believe that the market position information included in this prospectus is generally reliable, such information is inherently imprecise. Assumptions, expectations and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Forward-Looking Statements” in this prospectus, any accompanying prospectus supplement and in our SEC filings incorporated by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov/.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of the registration statement of which this prospectus forms a part until all of the securities offered in this prospectus are sold; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Current Report on Form 8-K filed on January 8, 2015; and

•	the description of our common stock on Form 8-A filed on January 31, 2014.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a document incorporated by reference in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Continental Building Products, Inc.

12950 Worldgate Drive, Suite 700

Herndon, VA 20170

(703) 480-3800

COMPANY OVERVIEW

Our Company

We are a leading, high margin manufacturer of gypsum wallboard and complementary finishing products. Our manufacturing facilities and sales efforts are concentrated in the eastern United States and eastern Canada. Gypsum wallboard is a primary building material used in new residential and commercial construction and in repair and remodel, or R&R. We estimate that in 2014 our market share in the United States east of the Mississippi River, a market which accounted for approximately 55% of total U.S. wallboard demand, was approximately 17%, and our share is significantly higher in many of the major metropolitan areas within a shipping radius of 300 miles of our facilities, which include New York, Miami, Tampa, Orlando, Cincinnati, Cleveland, Columbus, Indianapolis, Nashville, Jacksonville and Hartford.

We operate highly efficient and automated manufacturing facilities in Silver Grove (Kentucky), Palatka (Florida) and Buchanan (New York) that produce a full range of gypsum wallboard products for our diversified customer base. We are committed to operational excellence and have invested heavily in our facilities, which we believe are among the newest, largest and most efficient wallboard plants in North America. Our facilities have significant available capacity that will allow us to scale production in a cost-effective manner as wallboard demand increases. We use only synthetic gypsum in our products, which we believe enhances our manufacturing quality and consistency, reduces production costs and provides important environmental benefits relative to natural gypsum. We are the only producer of gypsum wallboard in the United States to use 100% synthetic gypsum. Our strategically positioned plants provide us with two key benefits: cost-effective access to our supplies of synthetic gypsum, which reduces our inbound transportation costs, and close proximity to many major metropolitan areas, which decreases our product delivery costs.

We offer our customers a full range of gypsum wallboard products, including LiftLite®, our lightweight product designed to be easier to lift and install, our Mold Defense® line of products designed for enhanced protection against mold and mildew, and our Weather Defense® line of moisture and mold-resistant exterior sheathing. To complement our wallboard business and to better serve our customers, we also operate a finishing products business that manufactures a comprehensive line of joint compounds at our plant in Silver Grove (Kentucky) and our joint compound plant in Chambly (Quebec). We provide superior customer service by developing new products based on customer needs, consistently delivering high quality finished product and providing orders accurately with fast delivery times.

Our History

Lafarge founded its U.S. wallboard business in 1996 when it acquired two manufacturing facilities, including our Buchanan plant, from Georgia-Pacific. During the period from 2000 to 2010, Lafarge expanded its geographic footprint through acquisitions and the greenfield development of our Palatka and Silver Grove plants. During this period, Lafarge pursued a strategy of servicing customers from newer and more efficient plants by shuttering less efficient plants, investing in new facilities and modernizing existing facilities. These efforts culminated with the upgrade of the Buchanan plant in 2006 and the opening of the second production line at the Silver Grove plant in 2007, which we believe made the facility the largest in North America. These investments transformed Lafarge’s gypsum division from a regional player in the northeast to a leading competitor across the eastern United States. On August 30, 2013, Lone Star acquired substantially all of the assets comprising Lafarge’s North American gypsum business for a purchase price of approximately $703 million and the assumption of certain liabilities pursuant to the terms of the asset purchase agreement signed in connection with the Acquisition.

Corporate Information

Our corporate headquarters is located at 12950 Worldgate Drive, Suite 700, Herndon, VA 20170, and our telephone number is (703) 480-3800. Our website address is www.continental-bp.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information and other content contained on our website are not incorporated by reference and do not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

The selling stockholder will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material provisions of our capital stock, as well as other material terms of our certificate of incorporation and bylaws. This summary does not purport to be complete and is subject to and qualified by our certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Our certificate of incorporation authorizes the issuance of up to 190,000,000 shares of common stock. All outstanding shares of common stock, including the shares of stock to be sold in the offering contemplated by this prospectus and any prospectus supplement, are validly issued, fully paid and nonassessable.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors may issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock also could have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company. Our board of directors does not presently have any plans to issue shares of preferred stock.

Limitations on Directors’ Liability

Our governing documents limit the liability of, and provide for us to indemnify, our directors to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director (i) which were not in good faith, (ii) which were the result of intentional misconduct or a knowing violation of law, (iii) from which the director derived an improper personal benefit (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) which breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. A more detailed description of the indemnification provisions against liability arising under the Securities Act relating to the Company’s directors, officers and controlling persons is set forth in Part II, Item 15 of the registration statement of which this prospectus forms a part and is incorporated herein by reference.

We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We have also entered into indemnification agreements with our directors and executive officers.

Forum Selection Clause

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. See “Risk Factors—Our certificate of incorporation includes a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us” in our Annual Report on Form 10-K incorporated by reference in this Prospectus.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have an Anti-Takeover Effect

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws provide that special meetings of the stockholders may be called only by or at the direction of the board of directors, the chairman of our board or the chief executive officer with the concurrence of a majority of the board of directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice requirements and provide us with certain information. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Any amendment to our certificate of incorporation requires the affirmative vote of at least 66 2/3% of the voting power of all shares of our common stock then outstanding. Our certificate of incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of at least 66 2/3% of the voting power of all shares of our common stock then outstanding.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our certificate of incorporation provides that the number of directors will be fixed from time to time pursuant to a resolution adopted by the board of directors, but must consist of not less than three or more than 15 directors.

Removal of Directors

Our certificate of incorporation and bylaws provide that (i) prior to the date on which Lone Star and its affiliates cease to beneficially own, in aggregate, at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) on and after the date Lone Star and its affiliates cease to beneficially own, in aggregate, at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors, directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation and bylaws also provide that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors; provided that so long as Lone Star and its affiliates own at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors, the positions can only be filled by our stockholders.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws preclude stockholder action by written consent after the date on which Lone Star and its affiliates cease to beneficially own, in the aggregate, at least a majority of the voting power of all outstanding shares of our stock entitled to vote generally in the election of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our organizational documents include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the New York Stock Exchange, or NYSE, listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities and Transactions with Lone Star

In recognition that principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of Lone Star and its affiliates (other than us) and affiliated investment funds, referred to as the Lone Star entities, may serve as our directors or officers, and that the Lone Star entities may engage in similar activities or lines of business that we do, our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Lone Star entities. Specifically, none of the Lone Star entities or any principal, member, director, manager, partner, stockholder, officer, employee or other representative of the Lone Star entities has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any Lone Star entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in the corporate opportunity, and the Lone Star entity will not have any duty to communicate or offer the corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of our company who is also a principal, member, director, manager, partner, stockholder, officer, employee or other representative of any Lone Star entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Lone Star entity, we will not have any expectancy in the corporate opportunity unless the corporate opportunity is expressly offered to the person solely in his or her capacity as a director or officer of our company.

In recognition that we may engage in material business transactions with the Lone Star entities, from which we are expected to benefit, our certificate of incorporation provides that any of our directors or officers who are also principals, members, directors, managers, partners, stockholders, officers, employees and other representatives of any Lone Star entity will have fully satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to such transaction, if:

•	the transaction was approved, after being made aware of the material facts of the relationship between each of us or one of our subsidiaries and the Lone Star entity and the material terms and facts of the transaction, by (1) an affirmative vote of a majority of the members of our board of directors who do not have a material financial interest in the transaction, known as disinterested persons, or (2) an affirmative vote of a majority of the members of a committee of our board of directors consisting of members who are disinterested persons; or

•	the transaction was fair to us at the time we entered into the transaction; or

•	the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding the Lone Star entities and any holder who has a material financial interest in the transaction.

By becoming a stockholder in our company, you will be deemed to have received notice of and consented to these provisions of our certificate of incorporation.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on the NYSE under the symbol “CBPX.”

SELLING STOCKHOLDER

We entered into a registration rights agreement with Lone Star in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights and piggyback registration rights in favor of Lone Star. The registration rights agreement does not provide for the payment of any consideration by us to Lone Star if a registration statement for the resale of shares of common stock held by Lone Star is not declared effective or if the effectiveness is not maintained. The registration statement of which this prospectus forms a part was filed in connection with a demand for registration by Lone Star under the registration rights agreement.

The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares offered hereunder before selling them. The shares offered by this prospectus may be offered from time to time by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed below, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. Information about the selling stockholder may change over time.

The following table sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of shares in the column “Maximum Number of Shares That May Be Offered” represents all of the shares that the selling stockholder may offer under this prospectus.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

	Shares Beneficially Owned Prior to this Offering		Maximum Number of Shares That May Be Offered	Shares Beneficially Owned After this Offering (assuming the sale of all shares that may be sold hereunder)
Name	Shares of Common Stock	Percentage of Total Outstanding Common Stock(1)		Shares of Common Stock	Percentage of Total Outstanding Common Stock(1)
LSF8 Gypsum Holdings, L.P.(2)(3)	22,489,250	51.0%	22,489,250	0	0%

(1)	Based on 44,124,000 shares of common stock outstanding as of March 2, 2015.
(2)	LSF8 Gypsum Holdings, L.P., a Delaware limited partnership is controlled by LSF VIII International Finance, L.P., a Bermuda limited partnership, which is controlled by its general partner, Lone Star Partners VIII, L.P., a Bermuda limited partnership, which is controlled by its general partner Lone Star Management Co. VIII, Ltd., a Bermuda exempted limited company, which is controlled by its sole owner (shareholder) John P. Grayken. The address for all of these persons, other than LSF VIII International Finance, L.P., Lone Star Partners VIII, L.P., Lone Star Management Co. VIII, Ltd. and Mr. Grayken, is 2711 North Haskell Avenue, Suite 1700, Dallas, Texas 75204. The address for LSF VIII International Finance, L.P., Lone Star Partners VIII, L.P. and Lone Star Management Co. VIII, Ltd. is Washington Mall, Suite 304, Third Floor, 7 Reid Street, Hamilton HM 11, Bermuda. The address for Mr. Grayken is Pyrford Court, Pyrford Common Road, Woking, Surrey, GU22 8UB, England, United Kingdom.
(3)	Messrs. Bradley P. Boggess, Samuel D. Loughlin, Kyle S. Volluz, and Grant Wilbeck, each of whom is a member of our board of directors, each owns interests in entities which own indirect non-controlling interests in LSF8 Gypsum Holdings, L.P.’s parent company and, therefore, each expressly disclaims any beneficial ownership of interests in LSF8 Gypsum Holdings, L.P. or our common stock owned by LSF8 Gypsum Holdings, L.P.

PLAN OF DISTRIBUTION

The selling stockholder may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling stockholder of the securities. See “Use of Proceeds.” We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.

The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the shares of common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of common stock from the selling stockholder, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling stockholder may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the common stock may be deemed to be underwriting commissions under the Securities Act.

The selling stockholder may enter into derivative transactions with third parties, or sell shares of common stock to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of common stock received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase shares of common stock under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling stockholder, to indemnification by us and the selling stockholder against certain liabilities, including liabilities under the Securities Act.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling stockholder in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to the Company, the selling stockholder and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 incorporated by reference herein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee and the FINRA fee are estimated.

Type	Amount
SEC registration fee	$49,182
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and engraving expenses	(1)
Transfer agent and registrar fees	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the number of shares of common stock offered and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Our bylaws provide that each person who was or is party or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of our company or was serving at the request of our company as a director, officer, employee, agent or trustee of another entity shall be indemnified and held harmless by us to the full extent authorized by the Delaware General Corporation Law, or DGCL, against all expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) were in bad faith, (2) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, (3) the director derived an improper personal benefit from (such as a financial profit or other advantage to which such director was not legally entitled) or (4) breached the director’s duty of loyalty.

We have entered into indemnification agreements with each of our officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

Any form of underwriting agreement or similar purchase agreement that may be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this registration statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits

See the Exhibit Index following the signature page.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on March 2, 2015.

Continental Building Products, Inc.

By:	/s/ James Bachmann
Name:	James Bachmann
Title:	President, Chief Executive Officer and Acting Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Bachmann and Timothy A. Power, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this registration statement in the capacities and on the date indicated.

/s/ James Bachmann James Bachmann	President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive Officer, Principal Financial Officer)	March 2, 2015

/s/ Dennis Romps Dennis Romps	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 2, 2015

/s/ Bradley P. Boggess Bradley P. Boggess	Director	March 2, 2015

/s/ Edward Bosowski Edward Bosowski	Director	March 2, 2015

/s/ Samuel D. Loughlin Samuel D. Loughlin	Chairman of the Board, Director	March 2, 2015

/s/ Michael O. Moore Michael O. Moore	Director	March 2, 2015

/s/ Chadwick S. Suss Chadwick S. Suss	Director	March 2, 2015

/s/ Jack Sweeny Jack Sweeny	Director	March 2, 2015

/s/ Kyle S. Volluz Kyle S. Volluz	Director	March 2, 2015

/s/ Grant Wilbeck Grant Wilbeck	Director	March 2, 2015

EXHIBIT INDEX

Exhibit No.	Description	Reference

1.1	Form of Underwriting Agreement.	*

4.1	Certificate of Incorporation of the Registrant.	(a)

4.2	Bylaws of the Registrant.	(b)

4.3	Registration Rights Agreement between Continental Building Products, Inc. and LSF8 Gypsum Holdings, L.P., dated February 5, 2014.	(c)

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereto).

*	To be filed by amendment pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
(a)	Previously filed on January 31, 2014 as exhibit 3.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-193078) and incorporated herein by reference.
(b)	Previously filed on January 10, 2014 as exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193078) and incorporated herein by reference.
(c)	Previously filed on January 10, 2014 as exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-193078) and incorporated herein by reference.